Exhibit 3.3

AMENDED AND RESTATED BYLAWS
OF
BAY BANCORP, INC.
(previously Carrollton Bancorp)

ARTICLE I
STOCKHOLDERS

Section 1.  Annual Meeting.  The annual meeting of stockholders of the Corporation shall be held each year on such date and at such hour and place within or without the State of Maryland as may be fixed by the Board of Directors for the purpose of election of Directors and for the transaction of such other business as may properly come before the meeting.

Section 2.  Special Meeting.  A special meeting of stockholders may be called by the Board of Directors or by the President to be held at the principal office of the Corporation in the State of Maryland or at such other place as may be determined by the Board of Directors when such meeting is called.  Special meetings of stockholders shall also be called by the Secretary upon the written request of the holders of shares entitled to cast not less than 25% of all the votes entitled to be cast at such meeting, provided, however, that if the request for such meeting is to be called for the purpose of considering any matter which is substantially the same as a matter voted on at any special meeting of the stockholders within the preceding twelve (12) months no meeting shall be called.  Such request shall state in general terms the purpose of such meeting and the matters proposed to be acted on at such meeting.  The Secretary shall inform such stockholders of the reasonably estimated cost of preparing and mailing notice of the meeting and, upon payment to the Corporation of such costs, the Secretary shall give notice to each stockholder entitled to notice of the meeting.  Notice of such special meeting shall be given in the same manner as is provided in the case of annual meetings.

Section 3.  Notice.  Not less than ten nor more than 90 days before each meeting of stockholders, the Secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting, written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by statute, the purpose for which the meeting is called, either by mail or by presenting it to such stockholder personally or by leaving it at his residence or usual place of business.  If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at his post office address as it appears on the records of the Corporation, with postage thereon prepaid.

Section 4.  Scope of Notice.  No business shall be transacted at a special meeting of stockholders except that designated in the notice.  Any business of the Corporation may be transacted at the annual meeting without being specifically designated in the notice, except such business as is required by statute to be stated in such notice.

Section 5.  Quorum.  At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum; but this section shall not affect any requirement under any statute or the charter for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present at any meeting of the stockholders, the stockholders entitled to vote at such meeting, present in person or by proxy, shall have power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting until such quorum shall be present. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 6.  Voting.  A plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a Director.  Each share of stock may be voted for as many individuals as there are Directors to be elected and for whose election the share is entitled to be voted.  A majority of the votes casts at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the Charter.  Unless otherwise provided in the Charter, each outstanding share of stock, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.

Section 7.  Director Nominations.  Nominations of candidates for election as Directors at any annual meeting of stockholders may be made (a) by, or at the direction of, a majority of the Board of Directors or (b) by any stockholder entitled to vote at such annual meeting.  Only persons nominated in accordance with the procedures set forth in this Section shall be eligible for election as Directors at an annual meeting.

Nominations, other than those made by, or at the direction of, the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Section.  To be timely, a stockholder’s notice shall be delivered to, or mailed to and received at, the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the date of the annual meeting, as established pursuant to Article I, Section 1, regardless of postponements, deferrals, or adjournments of that meeting to a later date; provided, however, that if less than 70 days’ notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the 10th day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made.  Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a Director and as to the stockholder giving the notice (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of Corporation stock which are beneficially owned by such person on the date of such stockholder notice and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation’s books, of such stockholder and any other stockholders known by such stockholder to be supporting such nominees and (ii) the class and number of shares of Corporation stock which are beneficially owned by such stockholder on the date of such stockholder notice and by any other stockholders known by such stockholder to be supporting such nominees on the date of such stockholder notice.  At the request of the Board of Directors, any person nominated by, or at the direction of, the Board for election as a Director at an annual meeting shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee.

No person shall be elected as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section.  Ballots bearing the names of all the persons who have been nominated for election as Directors at an annual meeting in accordance with the procedures set forth in this Section shall be provided for use at the annual meeting.

The Board of Directors, or a designated committee thereof, may reject any nomination by a stockholder not timely made in accordance with the requirements of this Section.  If the Board of Directors or such committee determines that the information provided in a stockholder’s notice does not satisfy the informational requirements of this Section in any material respect, the Secretary of the Corporation shall promptly notify such stockholder of the deficiency in the notice.  The stockholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five days from the date such deficiency notice is given to the stockholder, as the Board of Directors or such committee shall reasonably determine.  If the deficiency is not cured within such period, or if the Board of Directors or such committee reasonably determines that the additional information provided by the stockholder, together with information previously provided, does not satisfy the requirements of this Section in any material respect, then the Board of Directors may reject such stockholder’s nomination.  The Secretary of the Corporation shall notify a stockholder in writing whether his nomination has been made in accordance with the time and informational requirements of this Section.  Notwithstanding the procedure set forth in this paragraph, if neither the Board of Directors nor such committee makes a determination as to the validity of any nominations by a stockholder, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether a nomination was made in accordance with the terms of this Section.  If the presiding officer determines that a nomination was made in accordance with the terms of this Section, he shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to such nominee.  If the presiding officer determines that a nomination was not made in accordance with the terms of this Section, he shall so declare at the annual meeting and the defective nomination shall be disregarded.

Section 8.  Proxies.  A stockholder may vote the shares of stock owned of record by him, either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney in fact.  Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting.  No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

Section 9.  Voting of Shares by Certain Holders.  Shares registered in the name of another corporation, if entitled to be voted, may be voted by the President, a Vice-President or a proxy appointed by the President or a Vice-President of such other corporation, unless some other person who has been appointed to vote such shares pursuant to a bylaw or a resolution of the Board of Directors of such other corporation presents a certified copy of such bylaw or resolution, in which case such person may vote such shares.  Any fiduciary may vote shares registered in his name as such fiduciary, either in person or by proxy.

Shares of its own stock directly or indirectly owned by this Corporation shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

The Board of Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder.  The resolution shall set forth the class of stockholders who may certify, the purpose for which the certification may be made, the form of certification is with respect to a record date or closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable.  On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the stockholder of record of the specified stock in place of the stockholder who makes the certification.

Section 10.  Inspectors.  At any meetings of stockholders, the chairman of the meeting may, or upon the request of any stockholder shall, appoint one or more persons as inspectors for such meeting.  Such inspectors shall ascertain and report the number of shares represented at the meeting based upon their determination of the validity and effect of proxies, count all votes, report the results and perform such other acts as are proper to conduct the election and voting with impartiality and fairness to all the stockholders.

Each report of an inspector shall be in writing and signed by him or by a majority of them if there be more than one inspector acting at such meeting.  If there is more than one inspector, the report of a majority shall be the report of the inspectors.  The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 11.  Informal Action by Stockholders.  Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if a consent in writing, setting forth such action, is signed by each stockholder entitled to vote on the matter and any other stockholder entitled to notice of a meeting of stockholders (but not to vote thereat) has waived in writing any right to dissent from such action, and such consent and waiver are filed with the minutes of proceedings of the stockholders.

Section 12.  Voting by Ballot.  Voting on any question or in any election may be viva voce unless the presiding officer shall order or any stockholder shall demand that voting be by ballot.

ARTICLE II
BOARD OF DIRECTORS

Section 1.  Management.  The management and control of the business of the Corporation shall be vested in a Board of Directors, consisting of nine (9) persons, who shall be elected at each annual meeting of stockholders for a term of one (1) year, and who shall hold office until their successors are duly elected and qualify.  The number of directors may be increased or decreased by the Board of Directors at any regular meeting thereof or at any special meeting thereof called for that purpose, but shall never be less than one (1) or, if more, the minimum number required by the Maryland General Corporation Law.”

Section 2.  Removal of Director.  Unless statute or the Charter provides otherwise, the stockholders may remove any director, only with cause, by the affirmative vote of at least 80% of all the votes entitled to be cast for the election of directors.

Section 3.  Vacancies.  Any vacancies on the Board of Directors caused by resignation, death or otherwise may be filled by the Board of Directors or the stockholders at any regular or special meeting.  The person so chosen as Director shall hold office until the next annual meeting of stockholders and until his successor is duly elected and qualifies.

Section 4.  Annual Meetings.  An annual meeting of the Board of Directors shall immediately follow the annual meeting of stockholders each year.  No notice of the annual meeting need be given to the Directors.

Section 5.  Special Meetings.  Special Meetings of the Board of Directors may be called at any time by the President, Chairman of the Board or by any two Directors, to be held at the principal office of the Corporation in the State of Maryland, or at such other place or places as the Directors may from time to time designate.  Notice of special meetings of the Board of Directors shall be given to each Director at least twenty four (24) hours prior to the meeting by service to the Director by telegram, letter or by personal notice, including telephone notice.

Section 6.  Quorum.  A quorum for the transaction of business at every meeting of the Board of Directors shall consist of a majority of the Board of Directors, and the vote of a majority shall be required to pass any measure or resolution except as otherwise provided by applicable statute, by the Charter of the Corporation or by these Bylaws.  If less than a quorum of Directors is present at said meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.  The Directors present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a quorum.

Section 7.  Telephone Meetings.  Members of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time.  Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 8.  Informal Action by Directors.  Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a unanimous written consent which sets forth the action is signed by each Director and such consent is filed with the minutes of proceedings of the Board of Directors.

Section 9.  Compensation.  Directors shall not receive any stated salary for their services as Directors but, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed to Directors for attendance at each annual, regular or special meeting of the Board of Directors or of any committee thereof; but nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 10.  Mandatory Retirement.  No director shall serve as a director beyond the expiration of the term during which the director becomes 70 years of age.  No person who has attained the age of 70 years shall be eligible to be elected as a director. This Section 11 shall not be applicable to any member of the Board of Directors on the date of the adoption of these Bylaws.

ARTICLE III
COMMITTEES

Section 1.  Number, Tenure and Qualifications.  The Board of Directors may appoint from among its members an Executive Committee and other committees, composed of two or more Directors, to serve at the pleasure of the Board of Directors.

Section 2.  Powers.  The Board of Directors may delegate to committees appointed under Section 1 of this Article any of the powers of the Board of Directors except as prohibited by law.

Section 3.  Meetings.  In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a Director to act in the place of such absent member.

Section 4.  Telephone Meetings.  Members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time.  Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 5.  Informal Action by Committees.  Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without meeting, if a unanimous consent which sets forth the action is signed by each member of the committee and such consent is filed with the minutes of the proceedings of such committee.

Section 6.  Minutes of Meetings.  The minutes of any meeting of a committee shall be distributed to each member of the Board of Directors.

ARTICLE IV
OFFICERS

Section 1.  General Provisions.  The officers of the Corporation may consist of a Chairman of the Board, a Vice-Chairman of the Board, a President, one or more Vice-Presidents, a Treasurer, one or more Assistant Treasurers, a Secretary, and one or more Assistant Secretaries.  The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of stockholders.  If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient.  Each officer shall hold office until his successor is duly elected and qualifies or until his death, resignation or removal in the manner hereinafter provided.  Any two or more offices except President and Vice-President may be held by the same person.  In its discretion, the Board of Directors may leave unfilled any office except that of President, Treasurer and Secretary.  Election or appointment of an officer or agent shall not in itself create contract rights between the Corporation and such officer or agent.

Section 2.  Removal.  Any officer or agent of the Corporation may be removed by the Board of Directors if in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 3.  Vacancies.  A vacancy in any office may be filled by the Board of Directors.

Section 4.  Chief Executive Officer.  The Board of Directors may designate a Chief Executive Officer, who shall have responsibility for implementation of the policies of the Corporation, as determined by the Board of Directors, and for the administration of the business affairs of the Corporation.

Section 5.  Chief Operating Officer.  The Board of Directors may designate a Chief Operating Officer, who shall have the responsibilities and duties as set forth by the Board of Directors or the Chief Executive Officer.

Section 6.  Chairman and Vice-Chairman of the Board.  The Chairman of the Board shall preside over the meetings of the Board of Directors and of the stockholders at which he shall be present.  In the absence of the Chairman of the Board, the Vice-Chairman of the Board shall preside at such meetings at which he shall be present.  The Chairman of the Board and the Vice-Chairman of the Board shall, respectively, perform such other duties as may be assigned to him or them by the Board of Directors.

Section 7.  President.  The President shall in general supervise and control all of the business and affairs of the Corporation.  Unless the President is not a member of the Board of Directors, in the absence of both the Chairman and the Vice-Chairman of the Board, he shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present.  In the absence of a designation of a Chief Executive Officer by the Board of Directors, the President shall be the Chief Executive Officer and shall be  ex officio  a member of all committees that may, from time to time, be constituted by the Board of Directors.  He may execute any deed, mortgage, bond, contract or other instrument which the Board of Directors has authorized to be executed except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

Section 8.  Vice Presidents.  In the absence of the President or in the event of a vacancy in such office, the Vice President (or, except as otherwise provided by the Board of Directors, in the event there be more than one Vice President, the Vice Presidents in the order of Executive Vice President, Senior Vice President, Vice President or Assistant Vice President, or in the absence of any designation, or within any designation, in the order of their election) shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President; and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.  The Board of Directors may designate one or more Vice Presidents as executive, senior or Assistant Vice President or as Vice President for particular areas of responsibility.

Section 9.  Secretary.  The Secretary shall (a) keep the minutes of the proceedings of the stockholders, the Board of Directors and committees of the Board in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation, if the Corporation shall have a seal; (d) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (e) have general charge of the stock transfer books of the Corporation; and (f) in general perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

Section 10.  Treasurer.  The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors.

He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and Board of Directors, at the regular meetings of the Board or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

If required by the Board of Directors, he shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

Section 11.  Assistant Secretaries and Assistant Treasurers.  The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or Treasurer, respectively, or by the President or the Board of Directors.  The Assistant Treasurers shall, if required by the Board of Directors, give bonds for the faithful performance of their duties in such sums and with such sureties as shall be satisfactory to the Board of Directors.

Section 12.  Compensation.  The compensation of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such compensation by reason of the fact that he is also a Director of the Corporation.

ARTICLE V
CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1.  Contracts.  The Board of Directors may authorize any offices or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances.

Section 2.  Checks and Drafts.  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by the Board of Directors.

Section 3.  Deposits.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may designate.

ARTICLE VI
SHARES OF STOCK

Section 1.  Certificates of Stock.  Each stockholder shall be entitled to a certificate or certificates which shall represent and certify the number of shares of each class of stock held by him in the Corporation.  Each certificate shall be signed by the President or Vice-President and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the corporate seal.  The signatures may be either manual or facsimile.  Certificates shall be consecutively numbered; and if the Corporation shall, from time to time, issue several classes of stock, each class may have its own number series.  A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued.  Each certificate representing stock which is restricted as to its transferability or voting powers, which is preferred or limited as to its dividends or as to its share of the assets upon liquidation or which is redeemable at the option of the Corporation, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate.  In lieu of such statement of summary, the Corporation may set forth upon the face or back of the certificate a statement that the Corporation will furnish to any stockholder, upon request and without charge, a full statement of such information.

Section 2.  Transfers of Stock.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

Section 3.  Lost Certificate.  The Board of Directors may direct a new certificate to be issued in place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or his legal representative to advertise the same in such manner as it shall require and/or to give bond, with sufficient surety, to the Corporation to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.

Section 4.  Closing of Transfer Books or Fixing of Record Date.  The Board of Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose.  Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days, and in the case of a meeting of stockholders not less than ten days, before the date on which the meeting or particular action requiring such determination of stockholders is to be held or taken.

In lieu of fixing a record date, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not longer than 20 days.  If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days before the date of such meeting.

If no record date is fixed and the stock transfer books are not closed for the determination of stockholders, (a) the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the Board of Directors, declaring the dividend or allotment of rights, is adopted.

When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

Section 5.  Stock Ledger.  The Corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate stock ledger containing the name and address of each stockholder and the number of shares of stock of each class held by such stockholder.

ARTICLE VII
DIVIDENDS

Section 1.  Declaration.  Dividends upon the shares of stock of the Corporation may be declared by the Board of Directors, subject to the provisions of law and the Charter of the Corporation.  Dividends may be paid in cash, property or shares of the Corporation, subject to the provisions of law and the Charter of the Corporation.

Section 2.  Contingencies.  Before payment of any dividends, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends, for repairing or maintaining any property of the Corporation or for such other purpose or purposes as the Board of Directors shall determine to be in the best interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE VIII
SEAL

Section 1.  Seal.  The corporate seal, if the Corporation shall decide to have a seal, shall have inscribed thereon the name of the Corporation, the year of its organization and the word

“Maryland”. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

Section 2.  Affixing Seal.  Whenever the Corporation is required to place its corporate seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a corporate seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.

ARTICLE IX
FISCAL YEAR

The fiscal year of the Corporation shall end on the 31st day of December of each year unless otherwise provided by the Board of Directors.

ARTICLE X
INDEMNIFICATION

Section 1.  General.  The Corporation shall indemnify (i) any individual who is a present or former Director or officer of the Corporation or (ii) any individual who serves or has served in another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a Director or officer, or as a partner or trustee of such partnership or employee benefit plan, at the request of the Corporation and who by reason of service in that capacity was, is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to the full extent permitted under the Maryland General Corporation Law.  The Corporation may, with the approval of its Board of Directors, provide such indemnification for a person who formerly served a predecessor of the Corporation in any of the capacities described in (i) or (ii) above and for any employee or agent of the Corporation or a predecessor of the Corporation.

Section 2.  Advancement of Expenses.  Reasonable expenses incurred by a Director or officer who is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, may be paid or reimbursed by the Corporation, upon the approval of the Board of Directors, in advance of the final disposition of the proceeding upon receipt by the Corporation of (i) a written affirmation by the party seeking indemnification that he has a good faith belief that the standard of conduct necessary for indemnification by the Corporation as authorized herein has been met and (ii) a written undertaking by or on behalf of the party seeking indemnification to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

ARTICLE XI
WAIVER OF NOTICE

Whenever any notice is required to be given pursuant to the Charter or Bylaws of the Corporation or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.  Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute.  The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE XII
AMENDMENT OF BYLAWS

Section 1.  By Directors.  The Board of Directors shall have the power to adopt, alter or repeal any Bylaws of the Corporation, except that the Board of Directors shall not alter or repeal this Section or any Bylaws made by the stockholders.

Section 2.  By Stockholders.  The stockholders shall have the power to adopt, alter or repeal any Bylaws of the Corporation and to make new Bylaws.

Effective November 1, 2013